AMENDMENT NO. 1 TO
AMENDED AND RESTATED
MANAGEMENT AGREEMENT

	THIS AMENDMENT NO. 1 TO
AMENDED AND RESTATED MANAGEMENT
AGREEMENT ("Amendment") is effective as of the 31st day of July, 2017, by and between AMERICAN CENTURY WORLD MUTUAL
FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC.,
a Delaware corporation (hereinafter called the "Investment Manager").

	WHEREAS, the Corporation and the
Investment Manager are parties to a certain
Amended and Restated Management Agreement effective as of March 19, 2015 ("Agreement"); and

      WHEREAS, the parties hereto desire to
enter into this Amendment to reflect the name change of the Institutional Class of Common stock to G Class and amend the fee schedule of such class for the series of shares titled NT International
Small-Mid Cap Fund; and

      WHEREAS, the parties hereto desire to
enter into this Amendment to reflect the elimination of the R6 Class of the series of shares titled NT International Small-Mid Cap Fund.

	NOW, THEREFORE, IN
CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

	1.	Amendment of Schedule A.
Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

	2.	Ratification and Confirmation of
Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

      3.	Full Force and Effect.  Except as
expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.







      [Remainder of page intentionally left blank;
signature page to follow.]

      IN WITNESS WHEREOF, the parties have
caused this Amendment to be duly executed by
their respective duly authorized officers to be
effective as of the day and year first above written.
AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS,
INC.
/s/ Otis H. Cowan
/s/ Charles A. Etherington
Otis H. Cowan
Vice President
Charles A. Etherington
Senior Vice President



Schedule A
Fee Schedules
Series
Fee Schedule by Class

Investor
G
NT International Small-Mid
Cap Fund
1.470%
1.120%